Exhibit 32

Certification Pursuant to

18 U.S.C. Section 1350

In connection with the Annual Report of General Electric Company (the “registrant”) on Form 10-K for the year ending December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Jeffrey R. Immelt and Keith S. Sherin, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

February 26, 2013

/s/ Jeffrey R. Immelt
Jeffrey R. Immelt
Chief Executive Officer
/s/ Keith S. Sherin
Keith S. Sherin
Chief Financial Officer